Exhibit 99.1

Press Release	2 Changi South Lane	Tel: +65.6299.8888
Singapore 486123
Flextronics contacts:
Thomas J. Smach
Chief Financial Officer
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Senior Director of Corporate Marketing
+1.408.576.7189
renee.brotherton@flextronics.com
FLEXTRONICS ANNOUNCES SECOND QUARTER RECORD RESULTS
Record Quarterly GAAP EPS of $0.31;
Record Quarterly Net Sales Up 23% to $4.7 billion;
September Quarter Record Non-GAAP EPS Up 18% to $0.20
Singapore, October 24, 2006 – Flextronics (NASDAQ: FLEX) today announced results for its second quarter ended September 30, 2006 as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(US $ in millions, except EPS)	2006	2005	2006	2005
Net sales from continuing operations	$4,702	$3,808	$8,761	$7,631
GAAP net income (loss)	$185	$(2)	$269	$56
Net income, excluding intangible amortization, stock-based compensation expense, restructuring and other charges (1)	$117	$101	$220	$201
Diluted GAAP EPS	$0.31	$—	$0.46	$0.09
Diluted EPS, excluding after-tax gains and losses on divestitures, intangible amortization, stock-based compensation expense, restructuring and other charges	$0.20	$0.17	$0.38	$0.33

(1)	The reconciliation of non-GAAP results to GAAP results is illustrated in Schedules I & II attached to this press release. See the accompanying Notes on Schedule IV attached to this press release.
Quarterly Results
Net sales from continuing operations for the second quarter ended September 30, 2006 were a record high $4.7 billion, which represents an increase of $894 million, or 23%, over the year ago quarter.
Excluding after-tax gains and losses on divestitures, intangible amortization, stock-based compensation expense, restructuring and other charges, net income for the second quarter ended September 30, 2006 increased 15% to $117 million, or a September quarter record high $0.20 per diluted share, compared to $101 million, or $0.17 per diluted share, in the year ago quarter.
GAAP net income amounted to a record high $185 million, or $0.31 per diluted share, in the second quarter ended September 30, 2006, compared to a loss of $2 million, or nil earnings per diluted share in the year ago quarter. The reconciliation of non-GAAP results to GAAP results is illustrated in Schedules I & II attached to this press release.

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Return on Invested Tangible Capital (“ROITC”) improved to 29% in the second quarter ended September 30, 2006 from 27% in the year ago quarter, while Return on Invested Capital (“ROIC”) improved to 11.0% from 9.5% in the year ago quarter.
The Company decreased its net debt by $220 million sequentially to $701 million at September 30, 2006. The Company ended the quarter with $1.04 billion in cash at September 30, 2006.
“There has been a reacceleration of significant growth in all elements of our business, including design, vertically-integrated manufacturing services, components and logistics,” said Mike McNamara, chief executive officer of Flextronics. “Revenue from continuing operations was an all-time record high, increasing 23% on a year-over-year basis and 16% on a sequential basis. Operating margin improved in the core-EMS business by 10 basis points on a year-over-year basis and gross margin improved sequentially by 10 basis points.”
As previously announced, the Company sold its software development and solutions business to an affiliate of Kohlberg Kravis Roberts & Co. (“KKR”) in September 2006. The Company received in excess of $600 million in gross cash proceeds (subject to post-closing working capital adjustments) and an eight-year $250 million face value promissory note with a paid-in-kind interest coupon of 10.5% per annum through year two and 12.05% per annum thereafter. The Company also retained a 15% ownership stake in the divested business. The divestiture resulted in a pre-tax gain of approximately $181 million and an after-tax gain of approximately $171 million.
Guidance
For the third quarter ending December 31, 2006, revenue from continuing operations is expected to grow 25-30% on a year-over-year basis to a range of $5.1 billion to $5.3 billion and earnings are expected to grow 10-15% on a year-over-year basis to a range of $0.22-$0.23 per diluted share. For the fiscal year ending March 31, 2007, revenue from continuing operations is expected to grow in the range of 25% on a year-over-year basis to approximately $19 billion and earnings are expected to grow in the range of 15% on a year-over-year basis to approximately $0.80 per diluted share. Management emphasized that there is a range around the fiscal 2007 guidance as demand trends and the economy are dynamic.
GAAP earnings per diluted share are expected to be lower than the December quarter guidance provided herein by approximately $0.03 per diluted share per quarter reflecting quarterly intangible amortization and stock-based compensation expense. GAAP earnings per diluted share are expected to be lower than the fiscal year guidance provided herein by approximately $0.12 per diluted share reflecting annual intangible amortization and stock-based compensation expense and by the after-tax gain on divestiture, restructuring and other charges described in footnote 3 on Schedule IV attached to this press release.
2004 Award Plan for New Employees
On October 16, 2006, options to purchase an aggregate of 1,006,200 ordinary shares were granted from the 2004 Award Plan for New Employees. The options have an exercise price of $13.13 (equal to the closing price of our ordinary shares on the grant date, as quoted on the NASDAQ Global Select Market), will expire 10 years after the date of grant (or upon termination of employment, if earlier), and will become exercisable over four years, with the first 25% becoming exercisable on the first anniversary of the date of grant and the remainder becoming exercisable in equal monthly installments thereafter. Also on October 16, 2006, 20,000 share bonus awards were granted from the 2004 Award Plan for New Employees. The share bonus awards will vest in five equal annual installments beginning on the first

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anniversary of the grant date, and any unvested awards will expire upon termination of employment. All options and share bonus awards were granted to new employees.
Conference Call and Web Cast
A conference call hosted by Flextronics’s management will be held today at 2:00 p.m. PDT to discuss the Company’s financial results and its outlook. This call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation that summarizes the quarterly results may also be found on the Company’s site. A replay of the broadcast will remain available on the Company’s website after the call.
Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer digital, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2006 revenues from continuing operations of US$15.3 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in over 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
# # #
This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to revenue and earnings growth. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include that revenue and earnings growth may not occur as expected or at all; that we may not be able to obtain new customer programs, or that if we do obtain them, that they may not contribute to our revenue or profitability as expected or at all; competition in our industry; the challenges of international operations; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for our customers’ products and to the short-term nature of our customers’ commitments; the challenges of effectively managing our operations; the challenges of integrating acquired companies or assets; our dependence on a small number of customers for the majority of our sales; our reliance on strategic relationships with major customers; the impact on our margins and profitability resulting from substantial investments and start-up and integration costs in our components, design and ODM capabilities; that we may not realize expected returns from our retained interests in divested businesses; that we may not be successful in redeploying cash proceeds from our recent divestitures in a manner that achieves improved profitability; production difficulties, especially with new products; changes in government regulations and tax laws; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; the effects of customer bankruptcies; potential impairment of our intangible assets and the other risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K, 10-Q and 8-K that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

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SCHEDULE I
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)
(In thousands, except per share amounts)

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
		Required			Required
	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Net sales	$4,702,333	$—	$4,702,333	$3,808,075	$—	$3,808,075
Cost of sales	4,427,047	1,232	4,428,279	3,574,446	—	3,574,446
Restructuring and other charges	—	95,683	95,683	—	38,463	38,463

Gross profit	275,286	(96,915)	178,371	233,629	(38,463)	195,166

Selling, general and administrative expenses	131,755	16,592	148,347	114,336	15,000	129,336
Restructuring and other charges	—	565	565	—	11,883	11,883

Operating income	143,531	(114,072)	29,459	119,293	(65,346)	53,947

Intangible amortization	—	8,498	8,498	—	11,045	11,045
Interest and other expense, net	29,280	1,792	31,072	21,942	—	21,942
Loss on divestitures of operations	—	—	—	—	(26,945)	(26,945)

Income (loss) before income taxes	114,251	(124,362)	(10,111)	97,351	(49,446)	47,905

Provision for (benefit from) income taxes	7,056	(23,115)	(16,059)	3,885	64,802	68,687

Income (loss) from continuing operations	107,195	(101,247)	5,948	93,466	(114,248)	(20,782)

Income from discontinued operations (net of tax)	9,490	169,432	178,922	7,851	10,484	18,335

Net income	$116,685	$68,185	$184,870	$101,317	$(103,764)	$(2,447)

Earnings per share:
Income (loss) from continuing operations:
Basic			$0.01			$(0.04)

Diluted			$0.01			$(0.04)

Income from discontinued operations:
Basic			$0.31			$0.03

Diluted			$0.30			$0.03

Net income:
Basic	$0.20		$0.32	$0.18		$—

Diluted	$0.20		$0.31	$0.17		$—

Shares used in computing per share amounts:
Basic	579,180		579,180	572,376		572,376

Diluted	587,435		587,435	602,147		572,376

Press Release	2 Changi South Lane	Tel: +65.6299.8888
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SCHEDULE II
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(3)
(In thousands, except per share amounts)

	Six Months Ended September 30, 2006			Six Months Ended September 30, 2005
		Required			Required
	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Net sales	$8,761,476	$—	$8,761,476	$7,631,130	$—	$7,631,130
Cost of sales	8,249,574	1,852	8,251,426	7,147,588	—	7,147,588
Restructuring and other charges	—	95,683	95,683	—	66,035	66,035

Gross profit	511,902	(97,535)	414,367	483,542	(66,035)	417,507

Selling, general and administrative expenses	244,451	23,031	267,482	243,389	15,000	258,389
Restructuring and other charges	—	565	565	—	17,000	17,000

Operating income	267,451	(121,131)	146,320	240,153	(98,035)	142,118

Intangible amortization	—	15,726	15,726	—	19,980	19,980
Interest and other expense, net	56,074	4,198	60,272	45,807	—	45,807
Loss on divestitures of operations	—	—	—	—	(26,945)	(26,945)

Income before income taxes	211,377	(141,055)	70,322	194,346	(91,070)	103,276

Provision for (benefit from) income taxes	11,905	(23,218)	(11,313)	7,928	59,352	67,280

Income from continuing operations	199,472	(117,837)	81,635	186,418	(150,422)	35,996

Income from discontinued operations (net of tax)	20,941	166,797	187,738	14,546	5,718	20,264

Net income	$220,413	$48,960	$269,373	$200,964	$(144,704)	$56,260

Earnings per share:
Income from continuing operations:
Basic			$0.14			$0.06

Diluted			$0.14			$0.06

Income from discontinued operations:
Basic			$0.32			$0.04

Diluted			$0.32			$0.03

Net income:
Basic	$0.38		$0.47	$0.35		$0.10

Diluted	$0.38		$0.46	$0.33		$0.09

Shares used in computing per share amounts:
Basic	578,823		578,823	570,851		570,851

Diluted	586,720		586,720	600,222		600,222

Press Release	2 Changi South Lane	Tel: +65.6299.8888
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SCHEDULE III
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2006	March 31, 2006
ASSETS

Current Assets:
Cash and cash equivalents	$1,039,745	$942,859
Accounts receivable, net	1,883,979	1,496,520
Inventories	2,614,005	1,738,310
Deferred income taxes	12,168	9,643
Current assets of discontinued operations	—	89,509
Other current assets	573,486	620,095

	6,123,383	4,896,936
Property and equipment, net
Deferred income taxes	1,844,919	1,586,486
Goodwill and other intangibles, net	656,215	646,431
Non-current assets of discontinued operations	2,953,220	2,791,791
Other assets	—	574,384
	831,469	462,379

	$12,409,206	$10,958,407

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$250,404	$106,099
Accounts payable	3,693,012	2,758,019
Current liabilities of discontinued operations	—	57,213
Other current liabilities	1,150,301	1,036,973

Total current liabilities	5,093,717	3,958,304

Long-term debt, net of current portion:
Zero Coupon Convertible Junior Subordinated Notes due 2009	195,000	195,000
1 % Convertible Subordinated Notes due 2010	500,000	500,000
6 1/2 % Senior Subordinated Notes due 2013	399,650	399,650
6 1/4 % Senior Subordinated Notes due 2014	386,210	384,879
Other long-term debt and capital lease obligations	9,412	9,446
Non-current liabilities of discontinued operations	—	30,578
Other liabilities	168,371	125,903

Total shareholders’ equity	5,656,846	5,354,647

	$12,409,206	$10,958,407

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SCHEDULE IV
FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
NOTES TO PRESS RELEASE AND UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In thousands)
(1)	The non-GAAP financial measures disclosed in this press release exclude certain amounts that are included in the most directly comparable measures under Generally Accepted Accounting Principles (“GAAP”). Non-GAAP results exclude after-tax gains and losses on divestitures, intangible amortization, stock-based compensation expense, restructuring and other charges.

(2)	The divestiture of the Company’s Software Development and Solutions business resulted in pre-tax income of $181.2 million during the quarter ended September 30, 2006, which is included in discontinued operations. The divestiture of the Semiconductor and Network Services divisions resulted in pre-tax income of $70.7 million for the quarter ended September 30, 2005 (including $43.8 million attributable to discontinued operations). The Company recorded pre-tax charges of $105.9 million during the quarter ended September 30, 2006 related to the impairment, lease termination, exit costs and other charges related primarily to the disposal and exit of certain real estate owned and leased by the Company in order to reduce its investment in property, plant and equipment. The Company also recognized pre-tax restructuring charges of $50.3 million during the quarter ended September 30, 2005, which were primarily related to the closures and consolidations of various manufacturing facilities. The Company recorded pre-tax intangible amortization expense of $12.4 million (including $2.1 million attributable to discontinued operations) and $14.6 million (including $3.6 million attributable to discontinued operations) during the quarters ended September 30, 2006 and 2005, respectively. The Company recognized $8.4 million (including $0.2 million attributable to discontinued operations) of stock-based compensation expense during the quarter ended September 30, 2006 as a result of its adoption of SFAS 123(R) beginning on April 1, 2006. The Company recorded a $15.0 million bad debt reserve in the quarter ended September 30, 2005 associated with accounts receivable with Delphi who filed for bankruptcy during October 2005. The Company reversed this provision during the quarter ended December 31, 2005 as the receivables were subsequently collected. The tax impacts related to all of these items amounted to a tax benefit of $13.7 million and a tax provision of $94.5 million in the quarters ended September 30, 2006 and 2005, respectively.

(3)	The divestiture of the Company’s Software Development and Solutions business resulted in pre-tax income of $181.2 million during the six months ended September 30, 2006, which is included in discontinued operations. The divestiture of the Semiconductor and Network Services divisions resulted in pre-tax income of $70.7 million for the six months ended September 30, 2005 (including $43.8 million attributable to discontinued operations). The Company recorded pre-tax charges of $105.9 million during the six months ended September 30, 2006 related to the impairment, lease termination, exit costs and other charges related primarily to the disposal and exit of certain real estate owned and leased by the Company in order to reduce its investment in property, plant and equipment. The Company also recognized pre-tax restructuring charges of $83.0 million during the six months ended September 30, 2005, which were primarily related to the closures and consolidations of various manufacturing facilities. The Company recorded pre-tax intangible amortization expense of $25.1 million (including $5.2 million attributable to discontinued operations) and $29.3 million (including $9.3 million attributable to discontinued operations) during the six months ended September 30, 2006 and 2005, respectively. The Company recognized $15.8 million (including $0.6 million attributable to discontinued operations) of stock-based compensation expense during the six months ended September 30, 2006. The Company recorded a $15.0 million bad debt reserve in the six months ended September 30, 2005 associated with accounts receivable with Delphi who filed for bankruptcy during October 2005. The Company reversed this provision during the quarter ended December 31, 2005 as the receivables were subsequently collected. The tax impacts related to all of these items amounted to a tax benefit of $14.6 million and a tax provision of $88.1 million in the six months ended September 30, 2006 and 2005, respectively.

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(4)	Return on invested capital (“ROIC”) divides after-tax operating income by a quarterly average of net invested capital. After-tax operating income includes after-tax operating income from divested businesses, and excludes intangible amortization, stock-based compensation expense, restructuring and other charges. Net invested capital is defined as total assets less current liabilities and non-operating assets. Non-operating assets include cash and cash equivalents, short-term investments, notes receivable, deferred income tax assets, net hedging assets, and other non-operating assets. Return on invested tangible capital (“ROITC”) is calculated in the same manner as ROIC except ROITC excludes net intangible assets and goodwill in the invested capital base.

We believe ROIC and ROITC are useful measures in providing investors with information regarding our performance. ROIC is a widely accepted measure of earnings efficiency in relation to total capital employed. We believe that increasing the return on total capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value. These are not measures of financial performance under generally accepted accounting principles in the U.S., and may not be defined and calculated by other companies in the same manner. These should not be considered in isolation or as an alternative to net earnings as an indicator of performance.

The following table reconciles ROIC and ROITC as calculated using non-GAAP after-tax operating income to the same performance measure calculated using the nearest GAAP measure, which is operating income from continuing operations:

	Three Months Ended
	September 30,
	2006	2005
ROIC
Non-GAAP	11.0%	9.5%
Restructuring and other charges	-8.3%	-4.8%
Discontinued operations	-0.6%	-0.8%

GAAP	2.1%	3.9%

ROITC
Non-GAAP	29.1%	27.0%
Restructuring and other charges	-21.8%	-13.6%
Discontinued operations	-1.7%	-2.2%

GAAP	5.6%	11.2%